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                                                                  EXHIBIT 10(ww)

                                   PROMISSORY NOTE


$397,745.56                       Houston, Texas                   May 1, 1998


          For value received, Computerized Thermal Imaging, Inc. ("Maker") promises to pay to the order of Looper, Reed, Mark & McGraw, Incorporated ("Payee") located in Houston, Harris County, Texas, or at such other place and to such other party or parties as the owner and holder hereof may from time to time designate, in writing, the principal sum of THREE HUNDRED NINETY-SEVEN THOUSAND SEVEN HUNDRED FORTY-FIVE DOLLARS and 56/100 ($397,745.45), in lawful money of the United States of America which shall be legal tender for the payment of debts from time to time together with interest at the rate of one percent (1%) per month prior to maturity on the principal amount that remains outstanding and unpaid from the date hereof.

          This principal of this promissory note ("Note") represents all sums accrued, due, and owing to Payee related to legal fees and expenses incurred pursuant to its engagement agreement dated February 28, 1995 through April 21, 1998. The Maker hereby waives all prior defaults under the engagement agreement or any other agreement. The principal of this Note shall increase by the amount of any additional legal fees or expenses incurred by Payee for and on behalf of Maker pursuant to its engagement as legal counsel.

THIS NOTE IS PAYABLE AS FOLLOWS, TO-WIT:

          The principal and interest of this Note shall be payable in monthly payments of $50,000 each with the first such payment being due and payable on May 1, 1998. An equal payment shall then be due and payable on the first day of each month subsequent to May 1, 1998 until this Note is paid in full. In the event any such date falls on a Saturday, Sunday, or legal holiday, then such payment shall be due and payable the next business day thereafter. If Maker is able to obtain additional working capital through sales of its common stock or debt financing (other than equipment financing) after the date hereof of a cumulative amount in excess of $800,000, or if any payments are made pursuant to the Investment Agreement with Bristol Asset Management L.L.C. or similar financing originated by Ambient Capital, then the monthly payments will increase to $75,000. All payments shall first be applied to accrued interest, with the balance reducing the unpaid principal hereof.

          The undersigned maker shall have the right and privilege of prepaying this Note at any time or times, in whole or in part, without notice or penalty. However, any such prepayment hereunder shall be applied first to accrued unpaid interest, if any, owing on this Note and the balance to the last maturing installment of principal in inverse order of maturity.

          It is agreed that time is of the essence of this Note and that in the event the Maker hereof shall fail to (1) make a monthly payment, whether principal or interest, within ten (10) days of the due date of such installment,
(2) perform any act of default under the Pledge Agreement between Payee and Maker executed on September 11, 1997, or (3) perform any act of default under the Pledge Agreement between Payee and Thermal Medical Imaging, Inc. executed on September 18, 1997, all three of which shall constitute events of default, then the holder hereof may, at its option, without demand, notice, or presentment, accelerate the maturity of this Note by written notice in which event the entire unpaid balance of the principal hereof, together with all accrued and unpaid interest thereon, shall be at once due and payable. Failure to exercise this right to accelerate at any time(s) shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Any amount not paid within the ten day grace period after it becomes due shall accrue interest at a rate of one percent per month from the due date.

          Payment of this Note is secured by the two Pledge Agreements referenced in the paragraph above, and the terms of those Pledge Agreements are incorporated by reference for all purposes. If any provision of such Pledge Agreements is in conflict with this Note, the conflicting terms of this Note shall apply. Unless holder must



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pursue remedies pursuant to the Pledge Agreements, Payee or holder shall return to Maker all pledged collateral and the Pledge Agreements shall terminate upon due payment in full of all amounts due under this Note.

          The Maker hereof, as well as any persons or entities to become liable for the payment of this Note, hereby expressly (a) waive (i) demand or presentment for payment of this Note, (ii) notice of non-payment, protest, suit, acceleration, intention to accelerate, diligence and/or (iii) any notice of, or defense on account of, the extension of time of payments or change in the method of payments, and/or any modification of the terms hereof or any instrument securing or guaranteeing the payment hereof, and (b) consent to any and all renewals and extensions granted by Payee in the time of payment hereof, and/or to the two Pledge Agreements and any other instrument securing or guaranteeing the payment hereof, and (c) agree that (i) the acceptance of late payment(s) hereunder by the holder hereof, (ii) waiver of any event(s) of default hereunder and/or any instrument securing or guaranteeing the payment hereof or (iii) other forgiveness of any other defaults by Maker, shall not constitute a waiver by the holder hereof of any subsequent defaults, late payments or other violations of the Maker's obligations hereunder and/or in the terms of any instrument securing or guaranteeing the payment hereof. Payee acknowledges and agrees that a late receipt of a payment in default prior to delivery by holder to Maker of a notice of acceleration shall constitute a waiver and cure of that event of default.

          If this Note or any installment hereof is not paid when due (whether the same becomes due by acceleration or otherwise) and is placed in the hands of an attorney for collection, or if suit is filed hereon, or if this Note shall be collected by legal proceedings or through a probate or bankruptcy court, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees.

          Payee agrees to release Maker from any and all liabilities, claims, or causes of action, saving the debt secured by this Note or any debt or obligation arising hereafter. Maker hereby releases Payee of any and all liabilities, claims, or causes of action arising prior to the date of this Note, except as may arise from the gross negligence or willful misconduct of the Payee.

          All agreements between the undersigned and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity hereof or otherwise, shall the interest paid or agreed to be paid to the holder hereof exceed the maximum amount permissible under applicable law. The Maker hereof agrees that during the full term hereof the maximum lawful interest for this Note determined under Texas law shall be the Indicated Rate Ceiling as specified in Article 5069-1.04 of V.A.T.S. Further, to the extent that any other lawful rate, including, but not limited to, rates allowed under the laws of the United States of America, exceeds the rate so determined, then the higher ceiling rate shall apply. If, under any circumstance whatsoever, interest would otherwise be payable to the holder hereof at a rate in excess of that permitted under applicable law, then the interest payable to the holder hereof shall be reduced to the maximum amount permitted under applicable law, and if under any circumstance whatsoever the holder hereof shall ever receive anything of value deemed interest by applicable law which would exceed interest at the highest lawful rate, then an amount equal to any excessive interest shall be applied to the reduction of the principal amount hereunder and not to the payment of interest or if such excess of interest exceeds the unpaid principal balance hereof, such excess shall be refunded to the maker hereof. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of this Note (including the period of any renewal or extension hereof) so that the rate of interest hereon is uniform throughout the term hereof. This paragraph shall control all agreements between the undersigned and the holder hereof.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN TEXAS. ANY DISPUTE RELATED TO OR ARISING OUT OF THIS PROMISSORY NOTE SHALL BE RESOLVED BY BINDING ARBITRATION. Either party may notify the other of such dispute, and the arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules and, to the extent UNCITRAL does not apply, in accordance with the Texas Arbitration Act. If the parties cannot mutually agree to an arbitrator within 10 days after delivery of notice of arbitration, J.A.M.S./Endispute (Judicial and Administrative Mediation Services) shall be the appointing body


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to select a sole arbitrator to resolve the dispute, which shall be held in Salt
Lake City, Utah. Both parties shall advance the costs of arbitration, and the failure to do so timely may be treated as an act of default by the arbitrator. The arbitrator shall render an award and assign costs and legal fees to the prevailing party.

          The Maker hereof represents and warrants that the extension of credit represented by this Note is for business, commercial, investment or other similar purpose.

          Any check, draft, money order or other instruments given in payment of all or any portion of this Note may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the holder and applied to this Note in the manner elsewhere provided.

          Maker warrants and represents that its independent counsel was sought in the review and execution of this Note and that Maker did not rely on Payee as counsel. Maker did not act under duress, nor did it consult Payee for advice regarding the execution of this note.


                                   COMPUTERIZED THERMAL IMAGING, INC.




                              By:      /s/ David A. Packer
                                   --------------------------
                                   DAVID A. PACKER, President





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